United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2006

Home Federal Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2006, HomeFederal Bank, an Indiana commercial bank (“HomeFederal”), entered into an Agreement for Purchase and Sale of Servicing with EverBank, a federal savings association based in Jacksonville, Florida. HomeFederal is a wholly owned subsidiary of Home Federal Bancorp (the “Company”).

The agreement provides for HomeFederal to sell to EverBank, the successful bidder, HomeFederal’s mortgage servicing portfolio, which has an aggregate principal balance of approximately $526 million, and the related nonrecourse mortgage servicing rights, which have a current book value of approximately $2.4 million. In the agreement and subject to its terms, EverBank agrees to pay HomeFederal an amount equal to 0.875% of the aggregate outstanding principal amount of mortgage loans that are current or less than sixty days delinquent and are not in bankruptcy, litigation or foreclosure, 0.4375% of the aggregate outstanding principal amount of loans that are sixty days delinquent and are not in bankruptcy, litigation or foreclosure, and the balance at the closing date of recoverable accounts receivable transferred along with the servicing portfolio and rights. Of the purchase price, 20% is paid at closing, 70% is paid three business days later, and the balance is paid when recorded assignments are received and delivered to EverBank. HomeFederal has made certain representations and warranties regarding the servicing portfolio that will survive the closing and could provide EverBank with rights to require the repurchase by HomeFederal of the servicing and related loans under certain circumstances involving a breach of those representations and warranties. The anticipated closing dates for the transfer of the servicing portfolio are December 15, 2006 for Freddie Mac mortgage loans with mid-month cutoff dates and December 29, 2006 for Fannie Mae mortgage loans with month-end cutoff dates. The proceeds from the sale of the mortgage servicing portfolio are anticipated to be approximately $4.5 million and the Company expects to record a pre-tax profit of approximately $2.1 million in the fourth quarter of 2006. The Company also expects expenses directly related to the sale of the mortgage servicing portfolio totaling approximately $300,000 will be incurred in the fourth quarter.

                 A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the Company’s most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Agreement for Purchase and Sale of Servicing, dated November 30, 2006, between HomeFederal Bank and EverBank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 6, 2006	HOME FEDERAL BANCORP
	By:	/s/ Mark T. Gorski
Mark T. Gorski, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description	Location
10.1	Agreement for Purchase and Sale of Servicing, dated November 30, 2006, between HomeFederal Bank and EverBank	Attached